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                                                        EXHIBIT 1
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

                  IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                         Citigroup Global Markets, Inc. is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

                             Tribeca Global Management LLC is an investment adviser in
                                   accordance with Section 240.13d-1(b) (1)(ii)(E)

                         Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the
                                   security holdings reported in this Schedule 13G.


                    Date: February 13, 2006



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Ali L. Karshan
                                         -------------------------------------
                                              Name:  Ali L. Karshan
                                              Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Ali L. Karshan
                                         -------------------------------------
                                              Name:  Ali L. Karshan
                                              Title: Assistant Secretary


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